Exhibit 32.1

                            Certification Pursuant to
                             18 U.S.C. Section 1350
                           by Chief Executive Officer

     In connection with the Annual Report of VSB Bancorp, Inc. (the "Company") on Form 10-KSB for the period ended December 31, 2004, as filed on with the Securities and Exchange Commission on March 29, 2005, and as amended by this Form 10-KSB/A, as filed on or about the date hereof (collectively, the "Report"), I, Merton Corn, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: November 8, 2005

                                              /s/ MERTON CORN
                                              --------------------------------
                                              Merton Corn, President and CEO


A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.